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                                             ADOPTED January 14, 1987
                                             AMENDED THROUGH:  May 8, 1995

                              AMENDED AND RESTATED

                                   BY-LAWS OF

                               UNITEL VIDEO, INC.


                               ARTICLE I - OFFICES

          SECTION 1-1. REGISTERED OFFICE AND REGISTERED AGENT. The Corporation shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

          SECTION 1-2. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                       ARTICLE II - STOCKHOLDERS' MEETINGS

          SECTION 2-1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated by the board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

          SECTION 2-2. ANNUAL MEETING. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 1987, at a date, time and place fixed by the Board of Directors.

          At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

          Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the stockholders and need not be presented at the annual meeting. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

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          SECTION 2-3.   SPECIAL MEETINGS.  Except as otherwise specifically
provided by law, special meetings of the stockholders may be called at any time:

               (a)  By the President of the Corporation; or

               (b)  By a majority of the Board of Directors; or

          Upon the written request of any person entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired. It shall be the duty of the Secretary to give prompt written notice of such meeting to be held at such time as the Secretary may fix, subject to the provisions of Section 2-4 hereof. If the Secretary shall fail to fix such date and give such notice within ten (10) days after receipt of such request, the person or persons making such request may do so.

          This Section 2-3 may be replaced or amended only by an affirmative vote or written consent of at least 80% of the outstanding shares entitled to vote thereon.

          SECTION 2-4. NOTICE OF STOCKHOLDERS' MEETINGS. Written notice stating the place, date, hour and purpose of any meeting shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
Such notice may be given in the name of the Board of Directors, President, Vice President, Secretary or Assistant Secretary.

          SECTION 2-5. QUORUM. Unless the Certificate of Incorporation provides otherwise, the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. In the case of any meeting for the election of Directors, those stockholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing Directors.


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          SECTION 2-6.   VOTING.  The officer who has charge of the stock ledger
of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose ermane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible to any office at such meeting.

          At all stockholders' meetings, stockholders entitled to vote may attend and vote either in person or by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period.

          Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. All elections of Directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

          SECTION 2-7. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of stockholders may be dispensed with on the written consent of the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and provided that prompt notice of the taking of corporate action shall be given to those stockholders who have not consented in writing.

          SECTION 2-8. NOTIFICATION OF NOMINATIONS. Nominations for the election of Directors may be made by the Board of Directors or a nominating or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal


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delivery or by United States mail, postage prepaid, to the Secretary of the
Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder or pursuant to which votes shall be cast or other actions taken at any usual or special meeting of the stockholders of the Corporation; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and xchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the written consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          SECTION 2-9.   ORGANIZATION OF MEETING.  Prior to or at the
commencement   of each meeting of stockholders, a chairman to preside at such meeting may be chosen by a majority vote of the Board of Directors. In the absence of such action of the Board of Directors, the President of the Corporation shall serve as chairman. If such chairman is unable to fulfill his duties as chairman, the Board of Directors shall, by majority vote, appoint a successor. The chairman of the meeting shall appoint a person to act as secretary of the meeting and such person shall keep a record of the proceedings thereof. The Board of Directors of the Corporation shall be entitled to make such rules and regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation, regulating the commencement, postponement, if any, and adjournment of the meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations of participation in such meeting to stockholders of record of the Corporation and their duly authorized and onstituted proxies, and such other persons as the chairman shall permit, estrictions on entry to the meeting after the time fixed for the commencement


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thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The failure of the Board of Directors or the chairman of the meeting to formally establish rules, regulations or procedures for the conduct of the meeting in advance of the meeting shall not limit the authority of the chairman of the meeting to conduct the meeting in an orderly fashion. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules or parliamentary procedure or other specified rules of order.

                        ARTICLE III - BOARD OF DIRECTORS

          SECTION 3-1. NUMBER. The business and affairs of the Corporation shall be managed by a Board of seven (7) Directors. This Section 3-1 may be replaced or amended only by the affirmative vote or written consent of 80% of the outstanding shares entitled to vote thereon or by an affirmative vote of at least 80% of the Board of Directors.

          SECTION 3-1A. CLASSIFICATION. Commencing with the directors elected at the Annual Meeting of Shareholders in 1985, the directors of the Company shall be divided into three classes: Class I, Class II and Class III. There shall be two Directors in Class I, one Director in Class II and two Directors in Class III. The initial classification of Directors shall be made by the Board of Directors. The term of office of the initial Class I Directors shall expire at the Annual Meeting of Shareholders in 1986. The term of office of the initial Class II Director shall expire at the Annual Meeting of Shareholders in 1987, and the term of the office of the initial Class III Directors shall expire at the Annual Meeting of Shareholders in 1988. At each annual election of Directors held after 1985, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed and shall be elected for a term expiring at the third succeeding annual election of Directors. Each Director shall serve and hold office until his successor is elected and qualified, or until his earlier resignation or emoval.

          In the event the number of Directors of the Company is increased by appropriate corporate action, the number of Directors in each class shall be adjusted to make each Class as equal in number as possible.

          This Section 3-1A may be replaced or amended only by the affirmative vote or written consent of the holders of at least 80% of the outstanding shares entitles to vote thereon.


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          SECTION 3-2.   PLACE OF MEETING.  Meetings of the Board of Directors
may be held at such place within the State of Delaware or elsewhere as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

          SECTION 3-3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders at the place were such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the orporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular eetings of the Board.

          SECTION 3-4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever ordered by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

          SECTION 3-5.   NOTICES OF MEETINGS OF BOARD OF DIRECTORS.

               (a) REGULAR MEETINGS. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these By-laws, in which event one (1) day's notice shall be given of the time and place of such meeting.

               (b) SPECIAL MEETINGS. At least one (1) day's notice shall be given of the time when, place where, and purpose for which any special meeting of the Board of Directors is to be held.

          SECTION 3-6. QUORUM. One-half of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

          SECTION 3-7. INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.


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          SECTION 3-8.   POWERS.

               (a) GENERAL POWERS. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these By-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these By-laws or the Certificate of Incorporation directed or required to be exercised or done by he stockholders.

               (b) SPECIFIC POWERS. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and By-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                    (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                    (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                    (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                    (iv) By resolution passed by a majority of the whole Board of Directors, to designate two (2) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                    (v) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of two (2) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                    (vi) To fix the place, time and purpose of meetings of stockholders.


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                    (vii)  To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay for any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                    (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                    (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time to think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                    (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

          SECTION 3-9. COMPENSATION OF DIRECTORS. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

          SECTION 3-10. REMOVAL OF DIRECTORS BY STOCKHOLDERS. The entire Board of Directors or any individual Director may be removed from office only with an assignment of cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time.

          SECTION 3-11. RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time if its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

          SECTION 3-12. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.


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          SECTION 3-13.  PARTICIPATION BY CONFERENCE TELEPHONE.  Directors may
participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons at the meeting can hear each other, and such participation shall constitute presence at the meeting.


                              ARTICLE IV - OFFICERS

          SECTION 4-1. ELECTION AND OFFICE. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of irectors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

          SECTION 4-2. TERM. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

          SECTION 4-3. POWERS AND DUTIES OF THE PRESIDENT. Unless otherwise determined by the Board of Directors the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these By-laws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present; and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors and, unless otherwise specified by the Board of Directors, shall be a member of all committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.


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          SECTION 4-4.   POWERS AND DUTIES OF THE SECRETARY.  Unless otherwise
determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporation seal, the certificate book, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

          SECTION 4-5. POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have the charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for the purpose, full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

          SECTION 4-6. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors and shall serve ex officio as a member of every committee of the Board of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

          SECTION 4-7. POWERS AND DUTIES OF VICE PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice


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Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The treasurer and the Secretary shall be the superior officers of the assistant treasurers and assistant secretaries, respectively.

          SECTION 4-8. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

          SECTION 4-9. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

          SECTION 4-10. RESIGNATIONS. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.


                            ARTICLE V - CAPITAL STOCK

          SECTION 5-1. STOCK CERTIFICATES. Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by (1) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (2) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned
(1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

          SECTION 5-2. DETERMINATION OF STOCKHOLDERS OF RECORD. The Board of Directors may fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend, or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a


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meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

          SECTION 5-3. TRANSFER OF SHARES. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

          SECTION 5-4. LOST SHARE CERTIFICATES. Unless waived in whole or in part by the Board of Directors from time to time, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate, shall (1) make an affidavit or affirmation of the facts and circumstances surrounding the same; (2) advertise such facts to the extent and in the manner the Board of Directors may require; and (3) give to the Corporation his bond of indemnity with an acceptable surety. Thereupon a new share certificate shall be issued in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor has been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

                              ARTICLE VI - NOTICES

          SECTION 6-1. CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these By-laws or the Certificate of ncorporation or otherwise, the notice shall specify the place, date and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

          SECTION 6-2. METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States Mail or with the telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States


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Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

          SECTION 6-3. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or By-laws of the Corporation, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or Directors shall constitute a waiver of notice of such meeting, except when the stockholder or Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                           OFFICERS AND OTHER PERSONS

          SECTION 7-1. INDEMNIFICATION. The Corporation shall indemnify any Director or officer of the Corporation against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him by reason of his performance as a Director or officer of the Corporation, its parent or any of its subsidiaries, or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

          The Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than a Director or officer of the Corporation for liabilities incurred by him in connection with services rendered by him for or at the request of the Corporation, its parent or any of its subsidiaries.

The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior to subsequent to such adoption and shall continue as to a person who has ceased to be a Director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any Director, officer, employee or agent of the Corporation may be entitled.


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          SECTION 7-2.   ADVANCES.  The Corporation may pay the expenses
incurred by any person entitled to be indemnified by the Corporation in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such person, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by law.

          SECTION 7-3. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, employee or agent, of the Corporation or who is or was serving in any capacity in any other corporation or organization at the request of the Corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

                               ARTICLE VIII - SEAL

          SECTION 8-1.   The form of the seal of the Corporation,
called the corporate seal of the Corporation, shall be as   [Form of seal]
impressed adjacent hereto.

                            ARTICLE IX - FISCAL YEAR

          SECTION 9-1. The board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the board of Directors shall fail to do so, the President shall fix the fiscal year.

                             ARTICLE X - AMENDMENTS

          SECTION 10-1. Unless otherwise expressly provided in these By-laws, these By-laws may be altered or repealed or new By-laws adopted (a) by the stockholders entitled to vote thereon, by a majority of those voting, at any regular or special meeting, or (b) if the Certificate of Incorporation so provides, by the Board of Directors, by a majority of those voting, at any regular or special meeting.

                      ARTICLE XI - INTERPRETATION OF BY-LAW

          SECTION 11-1. All words, terms and provisions of these By-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.


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